As filed with the Securities and Exchange Commission on December 21, 2017

Registration No. 333-211741

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

EMERA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

NOVA SCOTIA, CANADA

(Province or other jurisdiction of incorporation or organization)

4911

(Primary Standard Industrial Classification Code Number)

Not Applicable

(I.R.S. Employer Identification Number)

1223 Lower Water Street

Halifax NS Canada

B3J 3S8

Telephone: (902) 428-6096

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Emera US Finance LP

251 Little Falls Drive,

Wilmington, Delaware 19808

Telephone: (302) 636-5401

(Name, address, and telephone number of agent for service in the United States)

Copies to:

Stephen Aftanas	Byron B. Rooney	John Macfarlane
1223 Lower Water Street Halifax Nova Scotia Canada B3J 3S8 (902) 428-6096	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York U.S.A., 10017 (212) 450-4000	Osler, Hoskin & Harcourt LLP Box 50, 1 First Canadian Place Toronto, Ontario, Canada M5X 1B8 (416) 362-2111

Approximate date of commencement of proposed sale of the securities to the public:

Not Applicable

Province of Nova Scotia, Canada

(Principal jurisdiction regulating this offering).

It is proposed that this filing shall become effective (check appropriate box):

A. ☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒	By at some future date (check appropriate box below):

1. ☒	Pursuant to Rule 467(b) on December 28, 2017 at 9:00 A.M. (designate a time not sooner than 7 calendar days after filing).

2. ☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☐	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐	After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box: ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES AND WITHDRAWAL OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-10 (Registration No. 333-211741) initially filed with the Securities and Exchange Commission (the “Commission”) on June 1, 2016, as amended on June 8, 2016 (the “Registration Statement”), registering $1,250,000,000 aggregate principal amount of Fixed-to-Floating Subordinated Notes — Series 2016-A due June 15, 2076. The Registrant is seeking to discontinue the effectiveness of the Registration Statement and this Post-Effective Amendment No. 1 is being filed for the purpose of removing from registration the $50,000,000 aggregate principal amount of such securities registered on such Registration Statement that remain unsold as of the date hereof, and all such unsold securities are hereby removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Halifax, Province of Nova Scotia, Country of Canada, on the 21st day of December, 2017.

EMERA INCORPORATED

By:	/s/ STEPHEN D. AFTANAS
Name: Stephen D. Aftanas Title: Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date set forth above.

Signature	Title

*	President and Chief Executive Officer (Principal Executive Officer)
Christopher G. Huskilson

*	Chief Financial Officer (Principal Financial and Accounting Officer)
Gregory W. Blunden

*	Chair and Director
M. Jacqueline Sheppard

*	Director
Sylvia D. Chrominska

*	Director
Henry E. Demone

*	Director
Allan L. Edgeworth

*	Director
James D. Eisenhauer

*	Director
B. Lynn Loewen, FCA

*	Director
John T. McLennan

Signature	Title

*	Director
Donald A. Pether

*	Director
Andrea S. Rosen

*	Director
Richard P. Sergel

*By:	/s/ STEPHEN D. AFTANAS
Name: Stephen D. Aftanas Title: Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Emera Incorporated in the United States, on December 21, 2017 in the City of Halifax, Province of Nova Scotia, Country of Canada.

EMERA US FINANCE LP

By: EMERA US FINANCE GENERAL PARTNER INC., its general partner

By:	/s/ STEPHEN D. AFTANAS
Name: Stephen D. Aftanas Title: Secretary